Exhibit 23.2


               CONSENT OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON

We hereby consent to the use of our opinion dated May 15, 1998 in this registration statement of CD Radio Inc. on Form S-3 and to the use of our name under the heading "Legal Matters" contained in the prospectus included in this registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                 /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                 --------------------------------------------
                                 Paul, Weiss, Rifkind, Wharton & Garrison


New York, New York
August 5, 1998